SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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GSE SYSTEMS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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GSE SYSTEMS, INC.
7133 Rutherford Road, Suite 200
Baltimore, MD 21244
(410) 277-3740

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on June 13, 2007. The Annual Meeting will begin at 10:00 a.m. local time at our headquarters located at 7133 Rutherford Road, Suite 200, Baltimore, Maryland 21244.

Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions. The Proxy Statement is being mailed to all stockholders on or about May 27, 2007.

Please note that only shareholders of record at the close of business on May 25, 2007 may vote at the meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you in Baltimore on June 13, 2007.

Very truly yours,

Jerome I. Feldman
Chairman of the Board

GSE SYSTEMS, INC.
7133 Rutherford Rd, Suite 200
Baltimore, MD 21244

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of GSE Systems, Inc. (the “Company”) will be held on June 13, 2007, at 10:00 a.m. local time, at our headquarters located at 7133 Rutherford Rd., Suite 200, Baltimore, Maryland and thereafter as it may from time to time be adjourned, for the purposes stated below:

1. To elect three Class III directors to serve until the 2010 Annual Meeting or until their respective successors are elected and qualified, or, if earlier, such director’s resignation, death or removal; and,

2. To ratify the selection of the Audit Committee of the Board of Directors of KPMG LLP, independent registered public accountants, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007; and

3. To ratify the grant of non-plan options awarded in 1998 to certain directors; and

4. To transact such other business as may properly come before the annual meeting or at any adjournments or postponements thereof.

The Board of Directors set May 25, 2007 as the record date for the meeting. This means that owners of the Company’s common stock at the close of business on that day are entitled to (a) receive this notice of the meeting, and (b) vote at the meeting or at any adjournments or postponements thereof. Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.

Please note that only shareholders of record at the close of business on May 25, 2007 may vote at the meeting. The list of stockholders as of the record date will be open for the examination by any stockholder at the Company’s principal offices in Baltimore, Maryland for any purpose germane to the meeting for a period of ten days prior to the Annual Meeting. The list also will be available for the examination by any stockholder present at the meeting. Only those stockholders of record at the close of business on May 25, 2007 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments thereof. Please note that information relating to stockholder proposals and submissions is located at the end of this proxy statement for your reference. If you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card to help us plan for the meeting.

By Order of the Board of Directors

/s/ Jeffery G. Hough
Senior Vice President, Chief Financial Officer,
Secretary & Treasurer
Baltimore, Maryland
April 30, 2007

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO READ THE ENCLOSED PROXY STATEMENT. WHETHER YOU EXPECT TO BE PRESENT AT THE MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE PROXY CARD, AND MAIL IT IN THE ENVELOPE PROVIDED, AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED EVEN IF YOU DO NOT ATTEND. A RETURN ENVELOPE WHICH IS POSTAGE PRE-PAID IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

GSE SYSTEMS, INC.
7133 Rutherford Rd., Suite 200
Baltimore, MD 21244
(410) 277-3740

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on Wednesday, June 13, 2007

WHY DID YOU SEND ME THIS PROXY STATEMENT?

The Board of Directors (the “Board”) of GSE Systems, Inc. (the “Company”) is furnishing you this proxy statement and accompanying proxy card in connection with the solicitation of proxies by the Board for use at the Annual Meeting of GSE Systems stockholders. The annual meeting will be held at 10:00 a.m. local time on Wednesday, June 13, 2007 at our headquarters located at 7133 Rutherford Rd., Suite 200, Baltimore, Maryland. The proxies may also be voted at any adjournments or postponements of the annual meeting.

This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided. The address of the Company’s principal executive offices is 7133 Rutherford Rd., Suite 200, Baltimore, Maryland, 21244. The proxy materials and the Company’s 2006 Annual Report are first being sent to stockholders on or about May 27, 2007.

HOW MANY VOTES DO I HAVE?

We will send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 27, 2007, to all stockholders. Stockholders who owned GSE Systems Common Stock (“Common Stock”) at the close of business on May 25, 2007 (the “Record Date”) are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the Annual Meeting.

On the Record Date, there was one class of stock issued and outstanding, the Common Stock. On that date there were [13,115,621] shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

Brokers who hold shares of GSE Systems securities in street name may not have the authority to vote on certain matters for which they have not received voting instructions from beneficial owners. Such broker non-votes, although present for quorum purposes, will be deemed shares not present to vote on such matters and will not be included in calculating the number of votes necessary for approval of such matters.

All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy unless the proxy is revoked before the meeting.

As a stockholder, you should specify your choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to ratify the appointment of KPMG LLP and FOR ratification of all of the 1998 grants of non-plan options to certain officers and directors. Other matters that properly come before the annual meeting will be voted upon by the persons named in the enclosed proxy in accordance with their best judgment.

 The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.	Election of three Class III directors;

2.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accountants; and

3.	Ratification of the 1998 grant of non-plan options awarded to certain directors.

Our Board has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote FOR each of the proposals.

WHO MAY VOTE ON THESE PROPOSALS?

All of the holders of record of GSE Systems Common Stock at the close of business on May 25, 2007 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had [13,115,621] shares of Common Stock outstanding and entitled to vote.

The Notice of Annual Meeting, this proxy statement, the enclosed proxy and the GSE Systems’ Annual Report on Form 10-K for the year ended December 31, 2006 is being mailed to stockholders on or about May 27, 2007.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present at the Annual Meeting on June 13, 2007. The presence in person or by proxy of at least a majority of the shares of Common Stock outstanding as of the Record Date, will constitute a quorum and are required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

A broker non-vote occurs when a broker submits a proxy card with respect to Securities held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such Securities on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

HOW DO I VOTE BY PROXY?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

•	FOR the election of the three Class III director nominees;

•	FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accountants.

•	FOR the ratification of the grant of options awarded in 1998 to certain officers and directors.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

HOW DO I VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person on June 13, 2007 or at a later date if the meeting is postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

•	You may send in another proxy with a later date; or

•
You may notify the Secretary of GSE Systems in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting, that you are revoking your proxy; or

•	You may vote in person at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors

A plurality of the eligible votes cast is required to elect director nominees. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat. There are three nominees for the three Class III seats. A withheld vote will not affect the required plurality. Abstentions shall not be considered to be votes cast.

Proposal 2: Ratification of Independent Accountants

The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast, voting in person or by proxy. Abstentions will have the same effect as votes against the proposals on such matters.

Proposal 3: Ratification of the Grant of Non-Plan Options Awarded in 1998 to Certain Directors

The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast, voting in person or by proxy. Abstentions will have the same effect as votes against the proposals on such matters.

ARE THERE ANY DISSENTERS’ RIGHTS OF APPRAISAL?

The Board is not proposing any action for which the laws of the State of Delaware, the Certificate of Incorporation, as amended, or the By-Laws, as amended, of GSE Systems provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

GSE Systems will bear the cost of soliciting proxies to include the costs of preparing, printing and mailing the materials used in the solicitation in the accompanying form. The Company will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to the solicitation of proxies by mail, proxies may be solicited by our officers and employees (who will receive no compensation therefore in addition to their regular salaries) by telephone or other means of communication. We estimate that the costs associated with solicitations of the proxies requested by this proxy statement will be approximately $35,000.

WHERE ARE GSE SYSTEMS’ PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of GSE Systems are located at 7133 Rutherford Road, Suite 200, Baltimore, MD 21244 and our telephone number is (410) 277-3740.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT GSE SYSTEMS?

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”), as filed with the Securities and Exchange Commission (“SEC”), including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Act, but without exhibits. A list describing the exhibits not contained in the 2006 Form 10-K will be furnished with the 2006 Form 10-K. Please address all written requests to GSE Systems, Inc., 7133 Rutherford Road, Suite 200, Baltimore, MD 21244, Attention: Corporate Secretary. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company’s reasonable expenses incurred in furnishing the requested exhibits.

GSE Systems is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires that GSE Systems file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including GSE Systems, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, GSE Systems’ Exchange Act filings may be inspected and copied at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.

DO ANY OF THE OFFICERS OR DIRECTORS HAVE AN INTEREST IN THE MATTERS TO BE ACTED UPON?

Jerome I. Feldman, John V. Moran and George J. Pedersen have been nominated to stand for re-election as Class III directors and therefore have an interest in the outcome of Proposal 1. Michael D. Feldman is the son of Jerome I. Feldman and, as a family member, has an indirect interest the outcome of Proposal 1. In addition, in 1998, Jerome I. Feldman (Chairman of the Board) and George J. Pedersen (Director) each received grants of non-statutory options (“the “Options”) to purchase 25,000 shares of our Common Stock outside of our Amended and Restated 1995 Long-Term Incentive Plan (as amended through April 12, 1996) (the “1996 Plan”) as compensation for their individual contributions to the Company and therefore have an interest in the outcome of Proposal 3. To the best of our knowledge, no directors or officers have an interest, direct or indirect, in any other matters to be acted upon at the Annual Meeting except as described herein.

The principal place of business for each of Jerome I. Feldman, Michael D. Feldman and John V. Moran is GSE Systems, Inc., 7133 Rutherford Road, Suite 200, Baltimore, MD 21244. Mr. Pederson’s principal place of business is ManTech International Corp. (“ManTech”), 12015 Lee-Jackson Memorial Highway, Fairfax, VA 22033-3300.

Jerome I. Feldman is an executive officer of the Company, serving as its Chairman of the Board, and is Chairman of the Company’s Board of Directors. Michael D. Feldman is an executive officer of the Company, serving as its Executive Vice President, and a member of its Board. John V. Moran is an executive officer of the Company, serving as its Chief Executive Officer, and a member of its Board. George J. Pedersen is ManTech’s Chief Executive Officer and Chairman of its Board and is a member of the Company’s Board.

Within the past year, none of the Officers and Directors listed above was party to any contract, arrangements or understandings with any person with respect to any Company securities including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Related party information is contained the Company’s Annual Report on Form 10-K filed with the SEC on April 2, 2007 and incorporated by reference herein.

In April 2007, the Company engaged Jerome I. Feldman to serve as an executive officer of the Company in the position of Chairman of the Board. The details of his employment are contained in the Form 8-K filed with the SEC on April 4, 2007 and incorporated by reference herein.

To the best of our knowledge, no person, other than a director or executive officer of the Company acting solely in that capacity, is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

WHO IS ENTITLED TO VOTE?

Only stockholders of record at the close of business on May 25, 2007 will be entitled to vote at the annual meeting or at any adjournments or postponements thereof. On May 25, 2007, there were [13,115,621] shares of common stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before the annual meeting.

WHAT CONSTITUTES A QUORUM?

The presence in person or by proxy at the annual meeting of the holders of at least a majority of the total number of outstanding shares of Common Stock will constitute a quorum for the transaction of business. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the annual meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

HOW MANY VOTES DOES IT TAKE TO PASS EACH MATTER?

Directors are elected by a plurality of the votes cast. A withheld vote will not affect the required plurality. All other matters to come before the annual meeting require a majority vote in person or by proxy. Therefore, abstentions will have the same effect as votes against the proposals on such matters.

HOW ARE BROKER NON-VOTES TREATED?

Brokers who hold shares of Common Stock in street name may not have the authority to vote on certain matters for which they have not received voting instructions from beneficial owners. Such broker non-votes, although present for quorum purposes, will be deemed shares not present to vote on such matters and will not be included in calculating the number of votes necessary for approval of such matters.

WHICH STOCKHOLDERS OWN AT LEAST FIVE PERCENT OF GSE SYSTEMS?

The Common Stock is the only voting securities of GSE Systems. Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares and subject to community property laws where applicable. As of the close of business on the Record Date, [13,115,621] shares of Common Stock were issued and outstanding. We are not aware of any material proceedings to which any of the parties identified under (i), (ii) or (iii) above, or any associate thereof, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Common Stock

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of April 30, 2007 by (1) all beneficial owners of more than 5% of the Common Stock (including preferred stock convertible into Common Stock); (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after the date on which the determination of beneficial ownership is made. Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 7133 Rutherford Road, Suite 200, Baltimore, MD 21244.

	GSE Common Stock
	Amount and Nature		Percent of
Name of Beneficial Owner	of Beneficial Ownership (A)		Class (B) (1)

Beneficial Owners:
Wells Fargo & Company	1,671,819	(2)	12.7%
420 Montgomery Street
San Francisco, CA 94104

Dolphin Offshore Partners, LP	1,577,966	(3)	11.9%
c/o Dolphin Asset Management
129 East 17th St., 2nd Floor
New York, NY 10003

Kaizen Management, LP	1,518,992	(4)	11.4%
4200 Montrose Blvd, Suite 400
Houston, TX 77006

Marathon Capital Management. LLC	816,725	(5)	6.1%
4 North Park Drive, Suite 106
Hunt Valley, MD 21030

Jack Silver	715,424	(6)	5.5%
c/o SIAR Capital LLC
660 Madison Ave.
New York, NY 10021

Management:
O. Lee Tawes, III	484,896	(7)	3.6%
Jerome I. Feldman	363,606	(8)	2.7%
Michael D. Feldman	363,606	(9)	2.7%
George J. Pedersen	271,750	(10)	2.0%
John V. Moran	110,102	(11)	0.8%
Chin-Our Jerry Jen	100,032	(12)	0.8%
Hal D. Paris	83,122	(13)	0.6%
Gill R. Grady	58,827	(14)	0.4%
Jeffery G. Hough	58,254	(15)	0.4%
Scott N. Greenberg	46,881	(16)	0.4%
Sheldon L. Glashow	13,875	(17)	0.1%
Joseph W. Lewis	10,000	(18)	0.1%
Roger Hagengruber	10,000	(19)	0.1%
Directors and Executive Officers	1,611,345	(20)	11.5%
as a group (13 persons)

(A)
This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC including but not limited to certain Schedules 13G/A filed for 2006 by Wells Capital Management, Inc., Marathon Capital Management, LLC, and by Jack Silver and the Schedule 13G filed by Kaizen Management, LP on February 13, 2007. On that basis, the Company believes that certain of the shares reported in this table may be deemed to be beneficially owned by more than one person and, therefore, may be included in more than one table entry. Except as otherwise indicated in the footnotes to this table, only certain stockholders named in this table have sole voting and dispositive power with respect to the shares indicated as beneficially owned.

(B)	Applicable percentages are based on 13,115,621 shares outstanding on April 30, 2007, adjusted as required by rules promulgated by the SEC.

(1) The percentage of class calculation for Common Stock assumes for each beneficial owner and directors and executive officers as a group that (i) all options and warrants are exercised in full only by the named beneficial owner or members of the group and (ii) no other options are exercised.

(2) Based on a Schedule 13G filed jointly by Wells Fargo & Company and Wells Capital Management Incorporated with the SEC on March 31, 2007.

(3) Includes 1,464,972 shares of Common Stock owned directly by Dolphin Offshore Partners, LP (“Dolphin”) and 112,994 shares of Common Stock issuable upon exercise of stock options held by Dolphin which are currently exercisable.

(4) Based on a Form 4 filed jointly by Select Contrarian Value Partners, LP (“Select”), Kaizen Management, LP (“Management”) as general partner of Select, Kaizen Capital, LLC as general partner of Management, David W. Berry as the manager and member of Capital, and Spectrum Galaxy Fund Ltd. with the SEC on March 6, 2007. Includes 1,293,003 shares of Common Stock, as well as 225,989 shares of Common Stock issuable upon exercise of warrants which are currently exercisable.

(5) Based on a Schedule 13G filed by Marathon Capital Management, LLC with the SEC on January 5, 2007.

(6) Based on a Schedule 13G filed by Mr. Silver with the SEC on December 31, 2006. Such shares of Common Stock beneficially owned by Mr. Silver include 715,424 shares of Common Stock held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee. Mr. Silver has the sole voting and dispositive power with respect to all 715,424 shares of Common Stock beneficially owned by him.

(7) Includes 413,597 shares of Common Stock owned directly by Mr. Tawes, 56,299 shares of Common Stock issuable upon exercise of warrants held by Mr. Tawes which are currently exercisable, and 15,000 shares of Common Stock owned by Northeast Securities, Inc. Mr. Tawes is Executive Vice President and head of Investment Banking and a member of the Board of Directors of Northeast Securities, Inc. Mr. Tawes disclaims beneficial ownership of all shares owned by Northeast Securities Inc.

(8) Includes 165,753 shares of Common Stock owned directly by Mr. Feldman, 149,500 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman which are currently exercisable, 1,341 shares of Common Stock allocated to Mr. Feldman’s account pursuant to the provisions of the GP Retirement Savings Plan (the “GP Plan”), 248 shares of Common Stock held by members of Mr. Feldman’s family, and 46,764 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman’s family which are currently exercisable. Mr. Feldman disclaims beneficial ownership of all shares held by his family.

(9) Includes 100 shares of Common Stock owned directly by Mr. Feldman, 46,764 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman which are currently exercisable, 165,901 shares of Common Stock held by Mr. Feldman’s family, 149,500 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman’s family which are currently exercisable, and 1,341 shares of Common Stock allocated to the account of Mr. Feldman’s family pursuant to the provisions of the GP Plan. Mr. Feldman disclaims beneficial ownership of all shares held by his family.

(10) Includes 56,250 shares owned directly by Mr. Pedersen, 115,500 shares of Common Stock issuable upon exercise of stock options held by Mr. Pedersen which are currently exercisable, and 100,000 warrants which are owned by ManTech International Corp. and are currently exercisable. Mr. Pedersen has a controlling interest in ManTech International Corporation. Mr. Pedersen disclaims beneficial ownership of the warrants owned by ManTech.

(11) Includes 109,976 shares of Common Stock issuable upon exercise of stock options held by Mr. Moran which are currently exercisable, and 126 shares of common stock allocated to Mr. Moran's account puruant to the provision of the GP Plan.

(12) Includes 3,800 shares of Common Stock owned directly by Mr. Jen and 96,232 shares of Common Stock issuable upon exercise of stock options held by Mr. Jen which are currently exercisable.

(13) Includes 83,122 shares of Common Stock issuable upon exercise of stock options held by Mr. Paris which are currently exercisable.

(14) Includes 100 shares of Common Stock owned directly by Mr. Grady and 58,727 shares of Common Stock issuable upon exercise of stock options held by Mr. Grady which are currently exercisable.

(15) Includes 58,254 shares of Common Stock issuable upon exercise of stock options held by Mr. Hough which are currently exercisable.

(16) Includes 45,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Greenberg which are currently exercisable and 1,881 shares of Common Stock allocated to Mr. Greenberg’s account pursuant to the provisions of the GP Plan.

(17) Includes 875 shares owned directly by Dr. Glashow and 13,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Glashow which are currently exercisable.

(18) Includes 10,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Lewis which are currently exercisable.

(19) Includes 10,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Hagengruber which are currently exercisable.

(20) Includes 796,075 shares of Common Stock issuable upon exercise of stock options and warrants which are currently exercisable, and 3,222 shares of Common Stock allocated to accounts pursuant to the provisions of the GP Plan.

Preferred Stock

The Company has no preferred stock issued or outstanding as the date of this Proxy Statement. As noted in the Company’s Form 8-K filed with the SEC on March 12, 2007, and incorporated by reference herein, the Company converted all 42,500 shares of its Series A Convertible Preferred Stock issued in its February 2006 $4.25 million unit offering (as further described in the Company’s Form 8-K and registration statement on Form S-3, as amended, filed with the SEC on March 6, 2006 and May 30, 2006, respectively). After conversion, the Company had 13,098,415 shares of Common Stock outstanding and no shares of Convertible Preferred Stock outstanding. All 42,500 preferred shares were converted into 2,401,133 common shares either by the holder or by the Company as provided in Section 7 of the Company’s Certificate of Designation.

DIRECTORS AND EXECUTIVE OFFICERS

MATERIAL PROCEEDINGS

The Company is not aware of any material proceedings to which any of its directors, officers or affiliates, any owners of record or beneficially of more than five percent of any class of its voting securities, or any associate or of any such directors, officers or affiliates or security holders is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name		Age	Title

Jerome I. Feldman	(1)	78	Director, Chairman of the Board
Michael D. Feldman		39	Director, Executive Vice President
Sheldon L. Glashow	(2) (4)	74	Director
Gill R. Grady		49	Senior Vice President
Scott N. Greenberg		50	Director
Roger L. Hagengruber	(2)	64	Director
Jeffery G. Hough		52	Senior Vice President, Chief Financial Officer, Treasurer,
Secretary
Chin-Our Jerry Jen		58	Chief Operating Officer, President
Joseph W. Lewis	(2)	72	Director, Chairman of the Audit Committee
John V. Moran	(1)	56	Director, Chief Executive Officer
Harold D. Paris		52	Senior Vice President
George J. Pedersen	(1) (3) (4)	71	Director, Chariman of the Compensation Committee
O. Lee Tawes, III	(3)	59	Director

(1) Member of Executive Committee
(2) Member of Audit Committee
(3) Member of Compensation Committee
(4) Member of Nominating Committee

Biographical information with respect to the executive officers and directors of GSE Systems are set forth below. With the exception of the Messrs. Feldman, there are no family relationships between any present executive officers or directors.

Jerome I. Feldman. Mr. Feldman has served as a director since 1994 and as Chairman of the Board of Directors since 1997. In April 2007, Mr. Feldman became an executive officer of the Company in the position of Chairman of the Board. Mr. Feldman was founder of GP Strategies and was its Chief Executive Officer and Chairman of the Board until April 2005. On April 26, 2005 Mr. Feldman was elected Chairman of the Executive Committee of GP Strategies. He has been Chairman of the Board of Five Star Products, Inc., a paint and hardware distributor, since 1994; Chairman of the Board and Chief Executive Officer of National Patent Development Corporation, a holding company with interests in optical plastics, paint and hardware distribution services since August 2004; and a Director of Valera Pharmaceuticals, Inc., a specialty pharmaceutical company, since January 2005. Mr. Feldman is also Chairman of the New England Colleges Fund and a Trustee of Northern Westchester Hospital Foundation.

Michael D. Feldman. Mr. Michael Feldman was appointed to the Board in January 2006 to fill the Class I Director position vacated upon Mr. Jen’s resignation from the Board. Mr. Feldman joined the Company in early 2004 as Director of International Sales and Marketing. Prior to joining GSE, he was Chief Executive Officer of RedStorm Scientific, Inc., a biotech company that assists pharmaceutical companies in shortening the drug discovery process through its understanding of proteins. Mr. Feldman had previously held positions with GP Strategies Corporation and General Physics in international sales and marketing. Mr. Feldman graduated from Cornell University with a BA in 1989. Mr. Feldman is the son of Jerome I. Feldman, the Company's Chairman of the Board.

Sheldon L. Glashow, Ph.D. Dr. Glashow has served as a director since 1995. Dr. Glashow is the Higgins Professor of Physics Emeritus at Harvard University, and a university professor and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, and previously taught physics at other major universities in Massachusetts, Texas, California and France. In 1979, Dr. Glashow received the Nobel Prize in Physics. Dr. Glashow was a director of GP Strategies from 1997 to 2001; a director of General Physics Corporation from 1987 to 1995; and a director of Interferon Sciences, Inc., a pharmaceuticals company from 1991 to 2005. Dr. Glashow also serves on the Board of Directors of RedStorm Scientific, Inc., a computational drug design company. Dr. Glashow previously served as a director of Duratek, Inc., an environmental technology and consulting company, from 1985 to 1995. Dr. Glashow is a member of the National Academy of Science, the American Academy of Arts and Sciences, the American Philosophical Society, and is a foreign member of the Russian, Korean and Costa Rican Academies of Sciences.

Gill R. Grady. Mr. Grady has been a Senior Vice President since September 1999 and is currently responsible for the Company’s Eastern European, Process Industry and Department of Energy business operations. Prior to this, he was responsible for executive oversight of business development as well as several administrative functions such as investor relations, human resources, contract administration and information technology. He has also held numerous senior management positions in business operations, marketing and project management with the Company. From 1992 through 1997, Mr. Grady was responsible for business development for the Company’s Eastern European activities. Throughout his tenure, he has been the Company’s liaison with the Department of Energy and with Congress for funding related to the Company’s Eastern European activities. He has been employed by the Company or predecessor companies since 1980.

Scott N. Greenberg. Mr. Greenberg has served as a director since 1999 and previously served as a director from 1994 to 1995. Mr. Greenberg has served on the Board of Directors of GP Strategies since 1987, was its President from 2001 until February 2006, and has been its Chief Executive Officer since April 2005. He was the Chief Financial Officer of GP Strategies from 1989 until December 2005. Mr. Greenberg also served as a director of Valera Pharmaceuticals, Inc. until January 2005.

Roger L. Hagengruber, Ph.D. Dr. Hagengruber has served as a director since June 2001. Dr. Hagengruber retired in 2003 as the Senior Vice President for National Security and Arms Control at the Sandia National Laboratories, where he served as an officer for over 17 years. In his former position, he led programs in nuclear technologies, arms control, satellite and sensor systems, security, and international programs, including an extensive set of projects within the states of the former Soviet Union. Dr. Hagengruber serves on the Advisory Board of ManTech International Corporation. He is Senior Vice President Emeritus at Sandia National Laboratories and a professor at the University of New Mexico, where he also serves as director of the Institute for Public Policy. Dr. Hagengruber holds B.S., M.S. and Ph.D. degrees from the University of Wisconsin, with his doctorate in nuclear physics. He is also a graduate of the Industrial College of the Armed Forces.

Jeffery G. Hough. Mr. Hough joined the Company in January 1999 as Senior Vice President and Chief Financial Officer. During 1999, he was elected both Treasurer and Secretary of the Company. Prior to joining the Company, from 1995 through 1998, Mr. Hough was the Chief Financial Officer and Treasurer of Yokogawa Industrial Automation America, Inc., a supplier of process control equipment. From 1982 through 1995, he held various financial management positions with two other suppliers of process control equipment, ABB Process Automation and Leeds & Northrop. Mr. Hough was an auditor for Price Waterhouse from 1977 to 1982.

Chin-Our Jerry Jen. Mr. Jen has been with the Company and its predecessor companies since 1980 in various engineering and senior management positions. In 1997, Mr. Jen was promoted to Senior Vice President of the Power Business Unit, and on November 14, 2000, he was named Chief Operating Officer of GSE. On March 27, 2001, Mr. Jen was named President. Mr. Jen served as a director from March 2001 until his resignation from the Board on January 24, 2006.

Joseph W. Lewis. Mr. Lewis has served as a director since March 2000. In 1998, Mr. Lewis retired from Johnson Controls, Inc. after 39 years of service, including his tenure from 1986 to 1998 as Executive Vice President with responsibilities for its Controls Group. Mr. Lewis has served as a director of Wheaton Franciscan Services, Inc., an integrated multi-location health care provider, since 1991, has served as its Chairman of the Board since 2003 and served as its Treasurer from 1993 until 2002. He currently serves as a director for Aircuity, Inc., a privately held corporation which supplies control systems for commercial buildings. He previously served as director of Entek IRD International until its sale to Allen Bradley, a division of Rockwell International Corporation.

John V. Moran. Mr. Moran has served as a director since October 2003. On November 11, 2003, Mr. Moran was appointed Chief Executive Officer of GSE Systems, Inc, Mr. Moran served as Vice President of GP Strategies Corporation from 2001 through 2005. He served as President and Chief Executive Officer of GP e-Learning Technologies, Inc. from 2000 to 2001, and was Group President of the Training and Technology Group of General Physics Corporation, a wholly owned subsidiary of GP Strategies, from 1994 to 2000. From 2002 to present, Mr. Moran has served as a Director of Five Star Products, Inc., the largest distributor of home improvement products in the Northeast, and a majority-owned subsidiary of GP Strategies, prior to the spin-off of NPDC on November 24, 2004. Mr. Moran has held executive positions with Cygna Group, ICF Kaiser Engineers and Combustion Engineering (acquired by ABB). Mr. Moran holds a BS in Marine Engineering from the US Merchant Marine Academy and an MBA from the University of Connecticut.

Harold D. Paris. Mr. Paris has been a Senior Vice President since May 2001 and is currently responsible for the Company’s “education through simulation” international business operations. Previously, Mr. Paris served as Vice President of Sales and Marketing for the Power Systems Business Unit, and has served in various marketing and business management positions with the Company and its predecessors since 1980. Mr. Paris is a director of Emirates Simulation Academy LLC, a private limited liability company organized under the laws of the United Arab Emirates, in which the Company has a 10% ownership interest.

George J. Pedersen. Mr. Pedersen has served as a director since 1994 and as Chairman of the Company's Executive Committee since 1997. He currently serves as Chairman of the Board and Chief Executive Officer of ManTech International Corp. Mr. Pedersen co-founded ManTech in 1968. He was elected Chairman of ManTech's Board of Directors in 1979. In 1995, Mr. Pedersen was elected to the additional positions of President and Chief Executive Officer. Mr. Pedersen has also served as President and/or Chairman of the Board of a number of ManTech subsidiaries. Mr. Pedersen is on the board of directors of the National Defense Industrial Association (“NDIA”), the Institute for Scientific Research, Inc. and the Association for Enterprise Integration. In 2005, he received the James Forrestal Industry Leadership Award from NDIA and in 2006 he received the Lifetime Achievement Award from the Association for Corporate Growth National Capital Chapter.

Orrie L. Tawes III. Mr. Tawes was appointed to our Board on August 10, 2006 to fill the Class III Director position vacated upon Ms. Kantor’s resignation from the Board. Mr. Tawes is the Executive Vice President and Head of Investment Banking and a member of the Board of Directors at Northeast Securities, Inc.  From 2000-2001 he was a Managing Director for C.E. Unterberg, Towbin, an investment and merchant banking firm specializing in high growth technology companies. Mr. Tawes spent 20 years at Oppenheimer & Co. Inc. and CIBC World markets, where he was Director of Equity Research from 1991 to 1999. He was also Chairman of the Stock Selection Committee at Oppenheimer & Co., a member of its Executive Committee and a member of its Commitment Committee. From 1972 to 1990, Mr. Tawes was an analyst covering the food and diversified industries at Goldman Sachs & Co. and Oppenheimer & Co. As food analyst, he was named to the Institutional Investor All America Research Team five times from 1979 through 1984. Mr. Tawes is a graduate of Princeton University and received his MBA from Darden School at the University of Virginia. He serves as a director for Houston American Energy Corp., Baywood International, Inc. and 100 Wall Energy Partners.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent (10%) of any publicly traded class of our equity securities (the “Reporting Persons”), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the American Stock Exchange. These Reporting Persons are required by the SEC’s regulation to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to GSE Systems during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, we believe that the following officers and directors filed one late Form 4 in 2006, with each Form 4 reporting one transaction: Messrs. Jerome Feldman, Michael Feldman, Grady, Greenberg, Hough, Moran, and Paris and Ms. Kantor.  Messr. Jen filed two late Forms 4 in 2006, with each Form 4 reporting one transaction.

NOMINEES TO THE BOARD OF DIRECTORS

Jerome I. Feldman, John V. Moran and George J. Pedersen are the Class III nominees standing for re-election to the Board. See “Information about Directors and Executive Officers” above for information relating to their respective business experience.

THE BOARD OF DIRECTORS

The Board oversees the business affairs of GSE Systems and monitors the performance of management. The Board elects executive officers of the Company. In 2006, there were 9 directors. The Board held three regularly scheduled meetings during the fiscal year ended December 31, 2006. During the 2006 fiscal year, with the exception of Mr. Greenberg, none of the then-serving directors attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she was a director) and (2) the total number of meetings held by all committee(s) of the Board on which he or she served (during the periods that he or she served). Mr. Greenberg’s attendance was 67%.

GSE Systems’ Certificate of Incorporation provides that the Board shall be divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.

All of the current Class III directors are standing for re-election for a three-year term at the Annual Meeting. One of the Class III nominees standing for election will be deemed “independent” as that term is defined by the SEC. The Class I Directors will stand for re-election at the next Annual Meeting and the Class I directors will stand for re-election at the Annual Meeting in two years.

The Class I Incumbent Directors whose terms will expire in 2008 are Messrs. Glashow, Hagengruber and Michael Feldman.  Messrs. Greenberg, Lewis and Tawes are the presently serving Class II Directors whose terms will expire in 2009. The Class III Incumbent Directors whose terms expire in 2007 are Messrs. Jerome Feldman, Moran and Pederson. If duly elected, the Class III Director Nominees shall have terms which will expire in 2010.

Mr. Jerome Feldman is the Chairman of the Board of Directors, a member of the Company’s Compensation Committee and serves as an executive officer of the Company in the position of Chairman of the Board.

CORPORATE GOVERNANCE

The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings.

The non-management directors meet periodically in executive session. The executive sessions of non-management directors are to be presided over by the director who is the Chairman of the committee responsible for the issue being discussed. The Board intends to schedule at least two executive sessions of non-management directors each year. However, any director may request additional executive sessions of non-management directors to discuss any matter of concern. The Board has provided the means by which stockholders may send communications to the Board or to individual members of the Board. Such communications should be directed to the Secretary of the Company, 7133 Rutherford Road, Suite 200, Baltimore, MD 21244 who will forward them to the intended recipients.

The Board reviews the independence of its members on an annual basis. No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company. The Board has not adopted any categorical standards of directors’ independence; however, the Board employs the standards of independence of the American Stock Exchange (“AMEX”) rules currently in effect. As a result of its Annual Review, the Board determined that Dr. Sheldon L. Glashow, Dr. Roger Hagengruber, Joseph W. Lewis, George J. Pedersen and Orrie L. Tawes III meet AMEX independence standards and that all of the members of the Audit Committee are independent.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

All current Board members and all nominees for election to our Board put forward by the Board are required to attend our annual meetings of stockholders, provided, however, that attendance shall not be required if personal circumstances affecting the Board member or director nominee make his or her attendance impracticable or inappropriate. Only two directors, Messrs. Moran and Jerome I. Feldman, attended the 2006 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees: the Executive Committee, the Nominating Committee, the Audit Committee and the Compensation Committee. As an AMEX listed company, we are subject to the AMEX listing standards. Prior to September 30, 2005, the Company was considered a “controlled company” and was not required under the AMEX listing standards to have a majority of independent directors and independent audit, nominating and compensation committees. On September 30, 2005, the Company ceased to be a “controlled company” and is now required under the AMEX listing standards to have a majority of independent directors and independent audit, nominating and compensation committees.

Executive Committee. The Executive Committee consists of Messrs. Pedersen (Chairman), Moran and Jerome Feldman. The Executive Committee has the authority to exercise all powers of the board, except for actions that must be taken by the full board under the Delaware General Corporation Law. The Executive Committee met four times during fiscal year 2006.

Nominating Committee. The Nominating Committee consists of Messrs. Glashow and Pedersen. All member of the Nominating Committee are “independent” directors as that term is defined by applicable SEC rules and the AMEX listing standards. The Nominating Committee selects and recommends nominees for election as directors. In considering director candidates, the Nominating Committee will consider such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound business judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board. The Nominating Committee met once during fiscal year 2006. The Nominating Committee Charter is available on our website at www.gses.com.

Audit Committee. The Audit Committee consists of Messrs. Hagengruber, Glashow and Lewis (Chairman), each of whom is “independent” as defined by applicable SEC rules and the AMEX listing standards. In addition, the Board has determined that Mr. Lewis is an “audit committee financial expert” as defined by applicable SEC rules and established by AMEX. The Audit Committee operates under a written charter adopted by the Board. Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements. The Company's independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and appointing the Company's independent accountants. The Audit Committee makes recommendations concerning the engagement of independent registered public accountants, reviews with the independent registered public accountants the plans and results of the audit engagement, approves professional services provided by the independent registered public accountants, reviews the independence of the independent registered public accountants and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met five times during fiscal year 2006. See “Report of the Audit Committee” below. The Audit Committee Charter is available on our website at www.gses.com

Compensation Committee. The Compensation Committee consists of Messrs. Tawes and Pedersen (Chairman). Messrs. Pedersen and Tawes are “independent” directors as that term is defined by applicable SEC rules and the AMEX listing standards. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for administering and granting awards under the Company's Long-Term Incentive Plan (the “Plan”). The Compensation Committee met one time during fiscal year 2006.  See “Report of the Compensation Committee” below. The Compensation Committee Charter is available on our website at www.gses.com.

AUDIT COMMITTEE REPORT

The Audit Committee of the GSE Systems, Inc. Board of Directors is comprised of the three directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC rules and AMEX listing standards. In addition, the Board has determined that Joseph W. Lewis is an “audit committee financial expert” as defined by applicable SEC rules and satisfies the “accounting or related financial management expertise” criteria established by AMEX. The Audit Committee operates under a written charter adopted by the Board.

The following paragraphs constitute the report of the Audit Committee for the fiscal year ended December 31, 2006. In accordance with SEC rules, this report shall not be deemed to be subject to SEC Regulation 14A or to Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any statements or reports filed by GSE Systems with the SEC that do not specifically incorporate this report by reference, even if this proxy statement is incorporated into any such report.

The Audit Committee performed the following functions:

•	reviewed and discussed GSE Systems’ audited financial statements with management;
•
discussed with GSE Systems’ independent registered public accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T

•
SAS 61 requires independent registered public accountants to communicate certain matters related to the scope and conduct of an audit, including the adequacy of staffing and compensation, to those who have responsibility for oversight of the financial reporting process, specifically the Audit Committee. Among the matters to be communicated to the Audit Committee are: (i) methods used to account for significant or material transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (iv) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements in addition to discussing the adequacy and effectiveness of the accounting and financial controls (including the Company’s system to monitor and manage business risk) and legal and ethical compliance programs;

•
received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard (“ISB”) No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence from the Company’s management and from the Company and the matters included in the written disclosures required by the ISB in accordance with SEC Rule 201-2.01, and reviewed and recommended to the Board the selection of the Company’s independent registered public accountants;

•
reviewed the interim financial statements with the Company’s management and the independent registered public accountants prior to filing the Company’s Quarterly Reports on Form 10-Q and discussed the results of the quarterly reviews and other matters to be communicated to the Audit Committee by the independent registered public accountants under generally accepted auditing standards;

•
based on the review and discussions above with the Company’s management and the independent registered public accountants concerning the quality of accounting principles, reasonableness of significant judgments, clarity of disclosures in the financial statements, results of the annual audit and other matters to be communicated to the Audit Committee by the independent registered public accountants under generally accepted auditing standards, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in GSE Systems’ annual report on Form 10-K, the annual report to shareholders required by section 30(e) of the Investment Company Act of 1940 and Rule 30d-1 for the fiscal year ended December 31, 2006 for filing with the SEC; and

•	approved KPMG as the independent registered public accountants for the Company for the fiscal year 2006.

By the members of the Audit Committee:

Joseph W. Lewis, Chairman
Dr. Sheldon L Glashow
Dr. Roger L. Hagengruber

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by the independent auditor. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent auditor. Such policies and procedures provide that management shall submit to the Audit Committee a schedule of audit and non-audit services for approval as part of the annual plan for each fiscal year. In addition, the policies and procedures provide that the Audit Committee also may pre-approve particular services not in the annual plan on a case-by-case basis. Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service. The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chairman, for audit and permitted non-audit services. Any service pre-approved by the Audit Committee or its Chairman must be reported to the Audit Committee at the next scheduled quarterly meeting. In addition, the pre-approval procedures require that all proposed engagements of KPMG LLP for services of any kind be directed to the Company’s Chief Financial Officer before they are submitted for approval prior to the commencement of any service.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal 2006 and fees billed for other services rendered by KPMG LLP, together with a comparison of the fees for audit services and other services rendered by KPMG LLP in fiscal 2005. The Audit Committee approved 100% of the services described in the following table. During the most recent fiscal year’s audit, 100% of the hours expended on KPMG’s audit were performed by KPMG’s full-time, permanent employees.

	2006	2005

Audit fees (1)	$239,000	$193,250

Audit related fees (2)	13,000	12,500

Tax fees (3)	-	1,500

Total fees	$252,000	$207,250

(1)
Audit fees consisted of fees for audits of the Company’s financial statements, including quarterly review services in accordance with SAS No. 100, statutory audit services for subsidiaries of the Company, and issuance of consents related to two registration statements filed with the SEC.

(2)	Audit related fees consisted principally of fees for audits of financial statements of certain employee benefit plans.
(3)	Tax fees consisted of fees for tax consultation and tax compliance services.

All of the fees in the above table were approved by the audit committee in advance of the services being provided. There were no other fees for the last two years except as outlined in the above table.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

The following table sets forth all plan and non-plan compensation in excess of $100,000 awarded to, earned by or paid for all services rendered in all capacities to GSE Systems and its subsidiaries by the named executive officers and directors (the “Named Executive Officers”) for each of the last three completed fiscal years including transactions between GSE and a third party where a purpose of the transaction was to furnish compensation to any Named Executive Officer, unless otherwise excluded. The Named Executive Officers listed in the following table include our principal executive officer (“PEO”), principal financial officer (“PFO”), our three most highly compensated officers other than the PEO and PFO, and two other individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Principal				Option	All Other
Position *	Year	Salary	Bonus	Awards	Compensation	Total

John V. Moran (1)	2006	$232,500	$60,000	$42,662	$36,603	$371,765	(2)
Chief Executive Officer	2005	226,356	-	-	35,766	262,122	(3)
	2004	289,000	-	-	1,922	290,922	(4)

Chin-Our Jerry Jen	2006	$158,708	$15,500	$8,311	$18,569	$201,088	(5)
President & COO	2005	173,305	-	-	18,490	191,795	(6)
	2004	172,500	-	-	17,800	190,300	(7)

Jeffery G. Hough	2006	$158,708	$15,500	$17,729	$13,873	$205,810	(8)
Sr. Vice President & CFO	2005	157,051	-	-	13,317	170,368	(9)
	2004	155,250	-	-	12,074	167,324	(10)

Gill R. Grady	2006	$139,167	$15,500	$15,237	$41,446	$211,350	(11)
Sr. Vice President	2005	140,607	-	-	17,649	158,256	(12)
	2004	138,958	-	-	16,449	155,407	(13)

Hal D. Paris	2006	$146,083	$50,000	$22,162	$17,409	$235,654	(14)
Sr. Vice President	2005	138,926	-	-	19,072	157,998	(15)
	2004	136,083	-	-	16,312	152,395	(16)

*The determination of the four most highly compensated officers whose total compensation exceeds $100,000 is based on total annual salary and bonus for the last completed fiscal year including the dollar value of salary or bonus amounts forgone.

(1)  In 2004 the Company was charged $289,000 by GP Strategies Corporation for compensation and benefits for Mr. Moran, the Company’s CEO, who was an employee of GP Strategies until December 16, 2004.
(2)  Consists of $19,727 from the exercise of GP Strategies stock options, $6,180 for automobile lease, $2,925 for Company retirement plan matching, $3,148 for executive group term life insurance premiums, $3,863 for personal gasoline expenditures, and $760 for the waiver of Company medical and dental insurance coverage.
(3)  Consists of $19,062 from the exercise of Millennium Cell stock options, $5,665 for automobile lease, $2,880 for
Company retirement plan matching, $3,691 for executive group term life insurance premiums, $3,708 for personal gasoline expenditures, and $760 for the waiver of Company medical and dental insurance coverage.
(4)  Personal gasoline expenditures.
(5)  Consists of $3,417 for Company retirement plan matching, $2,064 for executive group term life insurance premiums, $1,888 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(6)  Consists of $3,570 for Company retirement plan matching, $2,354 for executive group term life insurance premiums, $1,366 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(7)  Consists of $3,450 for Company retirement plan matching, $2,423 for executive group term life insurance premiums, $1,194 for personal gasoline expenditures, $3,833 for club membership dues, and $6,900 for car allowance.
(8)  Consists of $1,079 for executive group term life insurance premiums, $1,594 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(9)  Consists of $1,102 for executive group term life insurance premiums, $1,015 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(10)  Consists of $752 for executive group term life insurance premiums, $589 for personal gasoline expenditures, $3,833 for club membership dues, and $6,900 for car allowance.
(11)  Consists of $24,375 from the exercise of options for 15,000 shares of Company common stock at an exercise price of $2.00 per share, $2,115 for Company retirement plan matching, $612 for executive group term life insurance premiums, $3,144 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(12)  Consists of $2,682 for Company retirement plan matching, $644 for executive group term life insurance premiums, $3,123 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(13)  Consists of $2,779 for Company retirement plan matching, $664 for executive group term life insurance premiums, $2,273 for personal gasoline expenditures, $3,833 for club membership dues, and $6,900 for car allowance.
(14)  Consists of $2,922 for Company retirement plan matching, $1,038 for executive group term life insurance premiums, $2,249 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(15)  Consists of $3,195 for Company retirement plan matching, $949 for executive group term life insurance premiums, $3,728 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(16)  Consists of $3,148 for Company retirement plan matching, $649 for executive group term life insurance premiums, $1,782 for personal gasoline expenditures, $3,833 for club membership dues, and $6,900 for car allowance.

GRANTS OF PLAN - BASED AWARDS.

The following table provides information on stock options granted to the named executive officers during the fiscal year ended December 31, 2006. Only non-statutory stock options were granted under the plan.

GRANTS OF PLAN-BASED AWARDS

		Number of
		Securities
		Underlying	Exercise of	Grant Date
	Grant	Options	Base Price	Fair Value
Name	Date	Granted (1)	($/share)	($/share)

John V. Moran	3/14/06	154,000	$1.61	$1.03
Chin-Our Jerry Jen	3/14/06	30,000	$1.61	$1.03
Chin-Our Jerry Jen	5/22/06	20,000	$3.65	$2.32
Jeffery G. Hough	3/14/06	64,000	$1.61	$1.03
Gill R. Grady	3/14/06	55,000	$1.61	$1.03
Hal D. Paris	3/14/06	80,000	$1.61	$1.03

(1)	These options vest 40% after one year from date of grant, an additional 30% after two years from date of grant and an additional 30% three years from date of grant.

FISCAL YEAR-END OPTION VALUES AND AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

The following tables set forth certain information with respect to unexercised options held by Named Executive Officers at the end of the fiscal year ended December 31, 2006 and options exercised during the fiscal year ended December 31, 2006 by such persons.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Number of
		Securities Underlying		Option
	Option	Unexercised Options		Exercise		Option
	Grant	at 12/31/06		Price		Expiration
Name	Date	Exercisable	Unexercisable	($/share	)	Date

John V. Moran	3/22/2005	48,376	-	$1.85		3/22/2012
3/14/2006		61,600	92,400	$1.61		3/14/2013

Chin-Our Jerry Jen	12/1/1997	25,000	-	$3.88		12/1/2007
5/3/2001		22,950	-	$2.00		5/3/2008
3/22/2005		36,282	-	$1.85		3/22/2012
3/14/2006		12,000	18,000	$1.61		3/14/2013

Jeffery G. Hough	3/22/2005	32,654	-	$1.85		3/22/2012
3/14/2006		25,600	38,400	$1.61		3/14/2013

Gill R. Grady	12/1/1997	7,500	-	$3.88		12/1/2007
3/22/2005		29,227	-	$1.85		3/22/2012
3/14/2006		22,000	33,000	$1.61		3/14/2013

Harold D. Paris	12/1/1997	7,500	-	$3.88		12/1/2007
5/3/2001		15,000	-	$2.00		5/3/2008
3/22/2005		28,622	-	$1.85		3/22/2012
3/14/2006		32,000	48,000	$1.61		3/14/2013

OPTION EXERCISES

	# of Shares	Value
	Acquired on	Realized
	Exercise	on Exercise

John V. Moran	-	$-
Chin-Our Jerry Jen	-	-
Jeffery G. Hough	-	-
Gill R. Grady	15,000	28,800
Harold D. Paris	-	-

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2006, about the Company’s outstanding stock options and shares of Common Stock reserved for future issuance under the Company’s existing equity compensation plans.

Equity Compensation Plan Information

Number of Securities
	Number of Securities to	Weighted Average	Remaining Available for
	be Issued Upon Exercise	Exercise Price of	Future Issuance Under Equity
	of Outstanding Options,	Outstanding Options,	Compensation Plans (Excluding
	Warrants and Rights	Warrants and Rights	Securities Reflected in Column (a)
Plan category	(a)	(b)	( c)

Equity compensation plans approved by security holders	1,892,702	$2.48	224,186
Equity compensation plans not approved by security holders	--	$ --	--
Total	1,892,702	$2.48	224,186

(1)	The equity compensation plans approved by security holders are the 1995 Long-Term Incentive Plan, as amended and restated, effective April 28, 2005.

COMPENSATION OF DIRECTORS

In 2004, the Board restructured director compensation so only those directors who were on the Audit Committee would receive compensation. All members of the audit committee are independent directors who are neither employees of the Company. The director compensation structure is as follows:
				Estimated
	Annual			Annual
Title	Retainer	Meetings		Compensation

Chairman, Audit Committee	$15,000	$ 8,000	(1)	$23,000

Audit Committeee Member	$10,000	$ 8,000	(1)	$18,000

(1)	Includes $6,000 for estimated number of board meetings (4 times $1,500 each) and $2,000 for estimated number of Audit Committee meetings (4 times $500 each).

At the discretion of the Board, each person who becomes a non-management director may receive an initial grant of options under the Plan to purchase shares of common stock having an exercise price per share equal to the fair market value of a share of common stock on the date such person first becomes a non-management director. Also at the discretion of the Board, under the Plan, each non-management director serving as a director on December 31 of each calendar year may receive options to purchase shares of common stock with an exercise price per share equal to the fair market value of a share of common stock on such date. Usually, options granted under the Plan to non-management directors become exercisable in three installments with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of the second and third anniversaries of the date of grant, subject to acceleration under certain circumstances such as a change of control. There were no options granted to the Directors in 2005. In 2006, options with an exercise price of $1.61 per share covering 85,000 shares of common stock were granted to Jerome Feldman. These options vest 40% after one year from date of grant, an additional 30% after two years from date of grant and an additional 30% three years from date of grant.

On February 6, 2007, the Company’s Board approved the following revised compensation plan for the Directors effective for 2007:
•
Annual Retainer: An annual retainer of $12,000 will be paid to all Directors who do not chair a committee and are classified as “Independent Directors” based upon the SEC and AMEX criteria for Independent Directors. The Chairman of the Board, the Chairman of the Compensation Committee and the Chairman of the Audit Committee will each be paid an annual retainer of $25,000 per year.

•
Board Committee Meeting Attendance Fees: Independent Directors will be paid $1,500 for each Board meeting attended. Members of the Audit Committee will receive $500 for each Audit Committee meeting attended.

•	Stock Options: On an annual basis, each Independent Director will be awarded non-qualified GSE stock options to purchase 10,000 shares of the Company’s common stock, pursuant to the Company’s Plan.

EMPLOYMENT CONTRACTS AND TERMINATION
OF EMPLOYMENT AND CHANGE-IN-CONTROL

EMPLOYMENT AGREEMENTS

The sole employment agreement in effect for any executive officer at December 31, 2006 is the formal two-year employment agreement with Mr. Moran, the Company’s CEO, as of May 1, 2006 (the “Moran Employment Agreement”).

In recognition that Mr. Moran’s responsibilities as its CEO increased substantially in recent years, and based on comparison to peer organizations with similar activities and risk profiles, the Company agreed to pay Mr. Moran a base salary of $240,000 commencing May 1, 2006. The Board may grant Mr. Moran an annual performance bonus at the close of each fiscal year. The 2006 fiscal year target bonus was $150,000; in February 2007 the Board granted Mr. Moran a performance bonus for 2006 of $110,000; however, in April 2007, Mr. Moran notified the Company that he declined acceptance of $50,000 of the amount awarded stating that it was in the best interests of the Company to conserve its cash reserves given the number of new projects which the Company plans to undertake during the 2007 calendar year. On the one-year anniversary date of the Employment Agreement, Mr. Moran’s compensation and target performance bonus will each increase by three percent (3%) or an amount equal to the percentage increase in the Consumer Price Index over the preceding twelve month period.

Mr. Moran’s Employment Agreement also provides that the Company will provide him an automobile at its expense and that the Company shall pay for all related maintenance, gas and insurance expenses incurred for that automobile. Mr. Moran is also entitled to receive vacation and participate in the Company’s employee benefits plan to include the Company’s medical and 401(k) plans. In addition, Mr. Moran is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with this employment such as business travel and customer entertainment expenses.

The Company may terminate the Employment Agreement for cause provided it gives written notice indicating the reason for termination and that Mr. Moran has the opportunity to be heard by the Company’s Board. In the event of termination for cause, Mr. Moran shall continue to receive his full salary through the date of termination. In the event of disability, Mr. Moran will continue to receive his full salary (less any sum payable under the Company’s disability benefit plan) until his employment is terminated.

The foregoing is a brief description of the terms of the various agreements and documents described above and by its nature is incomplete. It is qualified in its entirety by the text of the respective agreements and documents which were described in the definitive Proxy Statement on Form 14A filed with the SEC on October 13, 2006. A copy of the Moran Employment Agreement was included in the Exhibits to the Form 8-K filed with the SEC on May 2, 2006 and incorporated therein by reference. All readers of this proxy are encouraged to read the entire text of the documents referred to in the text.

GSE's Board first appointed John V. Moran as its CEO in December 2003. He became a Director in December 2003. At the time of his appointment, Mr. Moran was a GP Strategies executive with experience in the power industry and simulation technology. In 2004, Mr. Moran continued as a GP Strategies employee, although 100% of his time was devoted to the performance of his duties as GSE’s CEO. As GP Strategies owned 58% of GSE’s outstanding common stock at that time, and as Mr. Moran’s employment as the Company’s CEO as well as an employee of GP Strategies could be deemed a related-party transaction, the Company's Audit Committee negotiated the compensation paid to GP Strategies for Mr. Moran's services. After reviewing the nature and extent of Mr. Moran's duties and responsibilities as the Company’s CEO in comparison to compensation paid to other GSE executives, the Company’s Audit Committee approved a $35,000 charge in 2003 and a charge of $300,000 in 2004 by GP Strategies for Mr. Moran's compensation and benefits. As Mr. Moran became an employee of the Company on December 16, 2004, the actual charge from GP Strategies for Mr. Moran's 2004 compensation was decreased to $289,000 from $300,000.

In April 2007, the Company entered into an “at will” agreement (the “Feldman Employment Agreement”) with Jerome I. Feldman to serve as an executive officer in the position of Chairman of the Board. Mr. Feldman’s role is focused primarily on Strategic Development, Marketing and International Customer Relations given his in-depth knowledge of the Company and the nuclear, chemical, petrochemical and fossil electric utility industry as well as his experience in international development. His annual salary is $240,000 and he is eligible to participate in the Company’s comprehensive employee benefits plan as well as in the Company’s Executive Benefits Program, to include a monthly automobile allowance of $600 and monthly club dues allowance of $333. As an “at will” employee, either the Company or Mr. Feldman may terminate the employment relationship at any time, with or without cause, provided there is no violation of any applicable laws. The summary description of the Feldman Employment Agreement is qualified in its entirety by the text of the respective agreements and documents described in the Form 8-K filed with the SEC on April 6, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Mr. Pedersen, who is the chairman of the Company’s Compensation Committee and is also Chairman of the Board and Chief Executive Officer of ManTech; and Mr. Tawes, who is the Executive Vice President and Head of Investment Banking and a member of the Board of Directors at Northeast Securities, Inc.

The Compensation Committee acts on matters related to other directors, executive officers and related entity proposals. In accordance with applicable law, any matter related to a member of the Compensation Committee requires ratification by the independent directors or approval of the entire board.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following paragraphs constitute the report of the Compensation Committee of the Board on executive compensation policies for the fiscal year ended December 31, 2006. In accordance with SEC rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by GSE Systems with the SEC that do not specifically incorporate this report by reference, even if this proxy statement is incorporated into any such report. The Compensation Committee consists of Messrs. Pederson and Tawes. Jerome I. Feldman resigned from the committee in October 2006 in compliance with the American Stock Exchange (“AMEX”) requirements.

The Compensation Committee consists entirely of independent directors in accordance with the AMEX requirements. The Committee is responsible for overseeing and administering the Company’s compensation program for its executive officers and for granting awards under and administering the Company’s Long-Term Incentive Plan. The Compensation Committee bases its decisions on both individual performance and the Company’s financial results. All compensation decisions are made solely by the Compensation Committee; however, the Compensation Committee may consult with the Chairman of the Board, the Company’s Chief Executive Officer and Chief Operating Officer as part of its decision making process when examining their respective compensation packages. However, the Chief Executive Officer, as required by the AMEX, may not be present during voting or deliberations as to his compensation. In the event compensation to an officer or director of the Company may result or be deemed to result from a related party transaction, the Company’s Audit Committee or a majority of the Independent Directors may review the proposed compensation arrangement.

Philosophy. The compensation program for the executive officers of the Company is developed and administered by the board and it’s Compensation Committee. Overall compensation policies regarding other officers and employees of the Company are established by the Compensation Committee, but the specific compensation program for such persons is developed and administered by Company management. The key goals of the Company's compensation program are: (1) to attract retain and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company; (2) provide incentives for executive officers for superior performance; (3) and to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company’s success.

Compensation of Principal Executive Officer. In 2006, the Compensation Committee did not change Mr. Moran’s compensation from what he received in 2005. His 2005 compensation was determined by the members of the Audit Committee in connection with his election as the Company's Chief Executive Officer in December 2003. The Audit Committee determined Mr. Moran's 2005 compensation based on an analysis of competitive salaries for positions with similar scope of responsibilities and job complexities for comparable companies. The Audit Committee determined Mr. Moran's 2005 compensation instead of the Compensation Committee since it was a related party transaction and the Audit Committee is comprised solely of independent directors.

Compensation of Chairman of the Board. In 2007, Jerome I. Feldman became an “at will” employee serving in the position of Chairman of the Board. He received no salary or other compensation in 2006 except for the sums set forth in “Employment Agreements” in the section captioned “Employment Contracts and Termination of Employment and Change-in-Control” which he received for performance of his duties as a Company director.

Implementation Guidelines. To implement the general compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary, (ii) bonus awards, and (iii) long-term incentive awards. The factors and criteria to be considered with respect to each of these components are set forth below.

Base Salary.

The range of the base salary for an executive or other employee position will generally be established based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The level of base salary within the range of competitive salaries will be determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills. Such determination will be made by the Compensation Committee, with regard to the Company's executive officers, and by management with regard to all other officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

Base salaries will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives. Annual or other base salary adjustments will be based on individual performance as well as other market factors. Base salary payments made in 2006 were made to compensate ongoing performance throughout the year.

Bonus Awards.

The bonus award is intended to focus the efforts of the executives and other employees on performance objectives in accordance with the business strategy of the Company.

The Compensation Committee will administer incentive awards for the Company's executive officers. The Compensation Committee will review and assess the extent to which the overall Company performance goals have been met during the year and make such awards to the Company's executive officers. Management of the Company will be responsible for awarding bonus amounts to other officers and employees of the Company, taking into account the general compensation philosophy of the Company.

No bonuses were awarded in 2006 to the Company’s principal executive officer and the four other most highly compensated executive officers. However as outlined in the Summary Compensation Table, deferred bonus payments were made to four of the Company’s executive officers in 2005 as per the terms of the change of control agreement related to the sale of the Company’s Process Automation business in September 2003.

On February 1, 2007, the Compensation Committee assessed the competitiveness of the current and proposed compensation levels of the named executive officers of the Company and, as part of this process, analyzed the compensation of the named executive officers in light of information regarding the compensation practices of similar publicly traded companies and published survey data, among other factors. The Compensation Committee then approved and, on February 6, 2007, the Board ratified, cash individual performance bonuses (“Performance Bonuses”) for the calendar year ending December 31, 2006 for certain Company officers.

Performance Bonuses were awarded in 2007 to the Company’s principal executive officer and the four other most highly compensated executive officers. The Performance Bonuses totaled $270,000 for the twelve months ended December 31, 2006 and were made to John V. Moran, Chief Executive Officer, Harold D. Paris, Senior Vice President, Michael D. Feldman, Executive Vice President, Chin-Our “Jerry” Jen, President and Chief Operating Officer, Gill R. Grady, Senior Vice President, and Jeffery G. Hough, Chief Financial Officer and Senior Vice President in the amounts of $110,000, $50,000, $50,000, $20,000, $20,000, and $20,000, respectively. In April 2007 Messrs. Jen, Hough and Grady notified the Company that they declined acceptance of more than $15,500 of the amounts awarded to them stating that it was in the best interests of the Company to conserve its cash reserves given the number of new projects which the Company plans to undertake during the 2007 calendar year.

Long-Term Incentive Awards.

The third element of the Company's compensation program is provided through the Company's Long-Term Incentive Plan (the “Plan”), which is designed to align the interests of the officers and employees with those of stockholders. The Plan is intended to focus the efforts of officers and employees on performance which will increase the value of the Company for its stockholders.

Pursuant to the Plan, the Compensation Committee may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, and may grant, among other types of awards, non-statutory stock options to purchase shares of common stock. The Compensation Committee also may grant stock appreciation rights and award shares of restricted stock and incentive shares in accordance with the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee will have discretion in making grants and awards under the Plan. The Compensation Committee may, however, consider the recommendations of management with respect to such grants and awards.

Total direct compensation to the Company's executive officers (base salary, bonus awards and long-term incentive awards) will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary to attract or retain unusually qualified executives.

A total of 403,000 options were granted to the named executive officers in 2006 as outlined above in the “Options Granted in Last Fiscal Year” table. In general, the Compensation Committee’s decisions concerning the specific compensation elements for individual executive officers were made within the broad framework previously described and in light of each executive officer’s level of responsibility, performance, current salary, prior year bonus and other compensation awards. In all cases, the Compensation Committee’s specific decisions regarding 2006 executive officer compensation were ultimately based upon the Compensation Committee’s judgment about the individual executive officer’s performance and potential future contributions, and about whether each particular payment or award would provide an appropriate reward and incentive for that executive officer to contribute to, and enhance, the Company’s performance.

The Board, with the advice of the Compensation Committee, will re-examine the Company's compensation philosophy and objectives periodically and determine if changes should be considered.

 At the close of the period covered by the foregoing report, Messrs. Pederson (Chairman) and Jerome Feldman were the sole members of the Compensation Committee.

By the members of the Compensation Committee:

George J. Pedersen, Chairman
Orrie Lee Tawes III

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

The Board desires to foster open communications with its security holders regarding issues of a legitimate business purpose affecting the Company. The Board has adopted policies and procedures to facilitate written communications by stockholders to the Board. Persons wishing to write to our Board, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 7133 Rutherford Road, Suite 200, Baltimore, MD 21244. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of GSE Systems. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

STOCKHOLDER PROPOSALS

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2007 annual meeting must do so no later than January 25, 2008 (or if the date of the 2008 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2007 Annual Meeting of Stockholders, a reasonable time before the Company begins to print and mail its proxy materials for the 2008 Annual Meeting of Stockholders) and are otherwise in compliance with applicable SEC regulations.

In addition, in accordance with the Company's Bylaws, in order for a stockholder proposal to be properly brought before the 2008 annual meeting, a stockholder submitting a proposal must file a written notice with the Corporate Secretary which conforms to the requirements of the Bylaws. If the board or a designated committee or the officer who will preside at the stockholders’ meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or is otherwise not in accordance with law, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. Copies of the Company’s By-laws are available to stockholders without charge upon request to the Company’s secretary at the Company’s address set forth above.

STOCKHOLDER NOMINATIONS

 Stockholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our By-laws and the following procedures established by the Nominating Committee. We will consider all director candidates recommended to the Nominating Committee by stockholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at an annual meeting, a written nomination solicitation notice must be received by the Nominating Committee at our principal executive office not less than 120 days before the date our proxy statement was mailed to stockholders in connection with our Annual Meeting. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Nominating Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;
•
a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•	a complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•
a description of all arrangements or understandings between or among any of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•
such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board of Directors; and

•	the signed consent of each nominee to serve as a director if so elected.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is divided into three classes that serve staggered three-year terms and are nearly equal in number as possible. The Board increased the number of authorized directors from nine to eleven in October 2003. The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal. This practice is in accordance with the Company’s Certificate of Incorporation.

All of the directors were previously elected by the stockholders except for Michael D. Feldman who was appointed to the board in January 2006 and Orrie L. Tawes III who was appointed to the Board in August 2006 to fill the vacancy created by Ms. Kantor.

The terms of Jerome I. Feldman, John V. Moran and George J. Pedersen will expire at the 2007 annual meeting. These directors have been nominated by the Company’s Nominating Committee to stand for reelection at the meeting to hold office until 2010 and until their successors are elected and qualified. Biographical information, including professional background and business-related experience, for each of the nominees and incumbent directors is contained in the section captioned “Information About Executive Officers and Directors”.

On October 21, 2003, the Board increased the number of directors from nine to eleven.

Chin-our Jerry Jen resigned from the board on January 24, 2006 to pursue personal interests, and we have had no disagreements relating to our operations, policies or practices. Mr. Jen served as a Company director for five years beginning in March 2001 and ending in January 2006.

Andrea D. Kantor resigned from the board on August 10, 2006 to pursue personal interests, and we have had no disagreements relating to our operations, policies or practices. Ms. Kantor served as a director for three years beginning in October 2003 and ending in August 2006.

Douglas E. Sharp resigned from the board on September 13, 2006 to pursue personal interests, and we have had no disagreements relating to our operations, policies or practices. Mr. Sharp served as a director for three years beginning in October 2003 and ending in September 2006.

The proxies solicited hereby, unless directed to the contrary, will be voted for election of the nominees. All of the nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
JEROME I. FELDMAN, JOHN V. MORAN AND GEORGE J. PEDERSEN

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, and subject to stockholder approval, the Board has appointed the firm of KPMG LLP as independent registered public accountants of the Company for the current fiscal year. The Board has been advised by KPMG LLP that neither the firm nor any member of the firm has a direct or indirect financial interest in the Company or its subsidiaries.

KPMG LLP became the Company’s independent registered public accountants on March 17, 2000, replacing PriceWaterhouseCoopers.

A representative of KPMG LLP for the current fiscal years and for the most recent fiscal years is expected to be present at the annual meeting and will have an opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions from stockholders.

For a description of the Audit Committee’s pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned “Audit Committee Pre-Approval of Audit and Non-Audit Services”.

Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. The stockholder’s ratification of the appointment of KPMG LLP will not impact the Audit Committee’s responsibility pursuant to its charter to appoint, replace and discharge the independent registered public accountants. If the stockholders do not ratify the appointment of KPMG LLP, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL 3: RATIFICATION OF THE GRANT OF NON-PLAN OPTIONS AWARDED IN 1998 TO CERTAIN OFFICERS AND DIRECTORS

In December 1997, the Company’s Compensation Committee recommended that Option grants be made to Messrs. Feldman and Pedersen in consideration of their contributions to the Company. After due consideration and deliberation, the Option grants to Messrs. Feldman and Pedersen were approved by the Board on April 6, 1998. The Board granted Messrs. Feldman and Pedersen Options to purchase 25,000 shares of Common Stock, at an exercise price of $2.25 per share for their individual contributions to the Company.

The Options were fully vested and exercisable on the date of the grant and 50,000 shares of authorized but unissued shares of Common Stock were reserved for issuance. The term of the Options was ten years and expires in April 2008. The Options provide for the shares and Option price to be adjusted in the event of stock dividends, stock splits, adoption of stock rights plans, recapitalizations, mergers, consolidations or reorganizations of/by the Company. The registration and sale of the Common Stock issuable upon exercise of the Options, is subject to removal of restrictive legends and provision to the Company of a legal opinion stating that any transfer by the holder of the securities evidenced by the corresponding share certificate will not violate the Securities Act.

The Option grants were outside of the 1996 Plan as Messrs. Feldman and Pedersen did not, at the time, qualify as an Independent Directors of the Company and thus were not eligible for Plan grants.

Although the Board authorized registration of an aggregate of 50,000 shares with the SEC in the appropriate registration vehicle, the individual Option agreements do not require registration and contain no demand registration provisions. The Company has not entered into any individual registration rights agreements or otherwise granted Messrs. Feldman and Pedersen any right to demand the Company file a registration statement with the SEC, with respect to the resale of the Common Stock issuable upon exercise of the Options.

Messrs. Feldman and Pedersen seek to exercise their Options before they expire in 2008 and have requested that the Company seek shareholder approval of the 1998 Option grants.

Ratification of the Option grants requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE 1998 NON-PLAN OPTION GRANTS TO JEROME I. FELDMAN AND GEORGE J. PEDERSEN

OTHER BUSINESS

As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment. In addition, if (i) any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any shareholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then shareholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your shares using his discretion.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers of the Company and its subsidiaries and a Conduct of Business Policy for directors, officers and employees of the Company and its subsidiaries. It is the Company's intention to disclose any waivers of such Code or Ethics or Conduct of Business Policy on the Company's website at www.gses.com. The Company will provide a copy of such Code of Ethics and Conduct of Business Policy to any person upon written request made to the Company's Secretary in writing to the following address: GSE Systems, Inc., Attn: Secretary, 7133 Rutherford Road, Suite 200, Baltimore, MD 21244.

ANNUAL REPORTS

The Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2006 was filed on April 2, 2007 and is not part of these proxy soliciting materials. The Annual Report is being mailed to the Company’s stockholders together with this proxy statement.

By Order of the Board of Directors

Jeffery G. Hough
Secretary
Baltimore, Maryland
May 26, 2007